Exhibit 10.1
INDEPENDENT CONTRACTOR AGREEMENT
     In consideration of the premises, covenants and agreements contained herein, and as a condition of being retained as an independent contractor by Spheris Holding III, Inc. its current and future subsidiaries and affiliates (the “Company”), and your receipt of Confidential Information while associated with the Company, you understand and agree with the Company as follows:
     1. Engagement. Company hereby engages you to render, as an independent contractor, the services described on Exhibit A hereto and such other professional and consulting services as may be agreed to in writing by the Company and you from time to time. You hereby accept the engagement to provide such services to the Company on the terms and conditions set forth herein.
     2. Company Information. You recognize that during the course of your relationship with the Company, you will have access to certain confidential or proprietary information regarding the Company, its affiliates, its commercial partners, its clients and/or its customers, including, but not limited to, technical and non-technical data, products and software (in object and source code formats), designs, code, lists of actual or potential customers, business or financial data, trade secrets and other information that is valuable to the Company or not generally known to the public or to competitors of the Company (collectively, “Confidential Information”). “Confidential Information” may also include any individually identifiable health information, including without limitation, patient medical records. As a medical transcription service provider, Spheris requires all of its consultants, independent contractors and employees to protect and maintain the privacy and confidentiality of all data recorded, transcribed, printed or electronically transmitted or stored. You agree that you will adhere to the strictest of confidentiality requirements for all medical and personal information available to you in the performance of your services. At all times during the term of your relationship with the Company and thereafter, you agree that you will not disclose, reproduce, distribute or otherwise communicate to any third party any Confidential Information except as may be required in the ordinary course of performing your duties as an independent contractor. You agree not to use any Confidential Information of the Company to design, develop, provide or market any software or service that would compete with any software or service of the Company.
     3. Return of Company Materials. During the term of your relationship with the Company, you will not make, use or permit to be used any notes, memoranda, reports, lists, records, specifications, software programs, data, documentation or other materials other than for the benefit of the Company. If your relationship with the Company is terminated for any reason, you agree that all above materials will be and remain exclusive property of the Company. You will deliver all such materials to the Company in the event your relationship with the Company is terminated for any reason or at the request of the Company, including without limitation, all information relating to your services for the Company, the business of the Company, or containing trade secrets or Confidential Information regarding the Company’s business.
     4. Ownership of Propriety Inventions. The Company shall own all right, title and interest in and to any inventions (whether or not patentable), works of authorship, discoveries, methods, processes, designs, ideas and/or improvements, including any intellectual property rights related thereto, conceived or reduced to practice, in whole or in part, whether alone or acting with others, by you during the term of your relationship with the Company (collectively, “Inventions”) that are developed in whole or in part (a) on the Company’s time or (b) while utilizing, directly or indirectly, the Company’s equipment, supplies, facilities, trade secrets or Confidential Information. You agree to assign, and hereby automatically assign, without further consideration, to the Company any and all rights, title and interest in and to all Inventions; provided however, that the foregoing assignment shall not apply to any Invention for which no equipment, supplies, facilities, trade secrets or Confidential Information of the Company were used and that was developed entirely on your own time, unless the Invention (i) relates to the Company’s current or contemplated business or activities, (ii) relates to the Company’s actual or demonstrably anticipated research or development or (iii) results from any work performed by you for the Company. You agree to perform, upon the reasonable request of the Company, during or after your relationship with the Company, such further acts as may be necessary or desirable to transfer, perfect and defend the Company’s ownership of any Invention. You hereby irrevocably designate and appoint the Company as your agent and attorney-in-fact, coupled with an interest, to act for and on your behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by you.
     5. Work Made for Hire. You acknowledge and agree that any and all work product and intellectual property developed or created by you as a result of the performance of your services for the Company (collectively, “Work Product”) are the sole and exclusive property of the Company and are “works made for hire” within the meaning of the
Individual Independent Contractor

United State Copyright Act of 1976, 17 U.S.C. §101 et seq. To the extent that any Work Product does not qualify as a “work made for hire,” this Agreement will constitute an irrevocable assignment by you to Company of the ownership of, and all intellectual property rights in, such Work Product. The Company shall not be obligated to designate you as author of any design, software, code, design, documentation, Work Product or any other work of authorship if distributed publicly or otherwise, nor to make any distribution thereof.
     6. Representations and Warranties. You represent and warrant that (a) you shall perform your services hereunder in a timely, professional and workmanlike manner consistent with industry standards; (b) all Work Product will be free of viruses, time bombs, back doors, hidden features and other features that can impair the use and/or functionality of, or permit unauthorized access to, the Work Product; (c) your performance of all of the terms of this Agreement do not and will not breach any agreement to keep in confidence any confidential or proprietary information of any third party acquired by you in confidence or in trust prior or subsequent to the date of this Agreement; and (d) all Work Product developed by you, will be your original work and that you are the lawful owner or licensee of any materials used by you in the performance of the services under this Agreement.
     7. Non-Competition Agreement. You acknowledge that you have ongoing obligations to the Company in connection with that certain Confidential Information, Non-Competition and Invention Assignment Agreement, dated July 3, 2003 (the “Non-Competition Agreement”), that you executed upon your hire with the Company. You acknowledge that the provisions of the Non-Competition Agreement shall continue in accordance with its terms. The Company acknowledges that the term of such Non-Competition Agreement shall not be affected by this Independent Contractor Agreement.
     8. Independent Contractor. This Agreement is not an employment agreement and you understand that you are acting as an independent contractor. This Agreement shall not be deemed to create a partnership or joint venture and neither party is the other’s agent, partner, employee or representative. Neither party shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other party, and nothing contained herein shall give or is intended to give any rights of any kind to any third persons. You shall be solely responsible for and shall hold the Company harmless for any and all claims for taxes, fees, costs or expenses.
     9. Use of Subcontractors. You shall not, without the prior written consent of the Company, use or employ any subcontractors or independent contractors in the creation, development or maintenance of the Work Product.
     10. Relief. You acknowledge that any breach of this Agreement by you would cause irreparable damage to the Company. You agree the Company shall be entitled to specific performance, injunctive and equitable relief, without the necessity of posting a bond or showing actual damages, in addition to all other remedies to prevent the violation of your obligations under this Agreement.
     11. Governing Law; Venue. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, excluding the choice-of-law rules thereof. Any disputes arising out of this Agreement shall be filed only in Nashville, Tennessee, and the parties hereto hereby consent and submit to the personal jurisdiction of said courts.
     12. No Waiver. The failure of either party to this Agreement to exercise in any instance any right under this Agreement or under law shall not constitute a waiver of any other right in any other instance. This Agreement can be modified only by a subsequent written agreement signed by you and the Company.
     13. Assignment. This Agreement and any and all duties and obligations hereunder may not be delegated, transferred or assigned by you without the prior express written consent of the Company. Any delegation, transfer or assignment by you without such consent shall be void.
     14. Severability. If any term or provision of this Agreement, including but not limited to the covenants and restrictions of Section 7, be finally determined by a court of competent jurisdiction to be void, invalid, unenforceable or contrary to law or equity for any reason, including without limitation the time period, geographical area and scope of activity covered by such covenant, the offending term or provision shall be modified and limited (or if strictly necessary, deleted) only to the extent required to conform to the requirements of law and the remainder of this Agreement (or, as the case may be, the application of such provisions to other circumstances), and shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.
Individual Independent Contractor

     15. Entire Agreement. This Agreement constitutes the entire, full and complete understanding between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements, communications, proposals, conditions, representations and warranties, all of which are merged herein.
     EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, IT HAS READ AND UNDERSTANDS ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates below written.

SPHERIS HOLDING III, INC.		GREGORY T. STEVENS

By:		By:

	(Authorized Signature)		(Signature)

Name:		Name:

(Print or Type)

Date:		Title:

Individual Independent Contractor

Exhibit
Transition Services
As consideration for transition services pursuant to this agreement, the Company agrees that your outstanding equity grants in Spheris Holding III, Inc. shall continue to vest in accordance with their terms during the term of this Agreement. Additionally, the Company shall reimburse you for all reasonable out of pocket expenses incurred in the performance of your duties hereunder.
Except as reasonably necessary to assist in the transition of the matters set forth above to responsible persons designated by Steve Simpson, Chief Executive Officer of the Company, you may refuse additional projects at your sole discretion. You agree to notify the Company of any such refusal prior to accepting a project. The Company shall be solely responsible for ensuring all proper authorization and appropriate information have been obtained with respect to a particular project prior to requesting or calling upon you to perform services with respect to such project.
The term of this Agreement shall commence on the date hereof and terminate as of December 31, 2008, unless otherwise mutually agreed by the parties.
Individual Independent Contractor

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